UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2020 (October 7, 2020)

AMERICAN BATTERY METALS CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451
(Address of principal executive offices)

Tel: (775) 473-4744
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement.

Series C Preferred Stock Investment

In October 2020, American Battery Metals Corporation (the “Company”) received investments to purchase 25 Units (the “Units” and each a “Unit”) from certain accredited investors (the “Investors”). The sale was made pursuant to a Subscription Agreement (the “Subscription Agreement”) in a private placement offering (the “Private Placement”). Each Unit is comprised of: (i) 5,000 shares of the Company’s Series C Preferred Stock, (as more particularly described in Item 3.03 below), and (ii) a warrant to purchase four hundred thousand (400,000) shares of common stock of the Company (the “Warrant” as described below). The Investors paid the Company $50,000 per Unit for aggregate proceeds received by the Company of $1,250,000.

The Warrant is exercisable at price of $0.25 per share prior to December 31, 2023, unless redeemed earlier by the Company. The exercise price and number of Warrant shares issuable upon the exercise of the Warrant will be subject to adjustment in the event of any share dividends and splits, reverse share split, recapitalization, reorganization or similar transaction, as described in the Warrant. The Warrant shares are redeemable by the Company at any time upon notice to the holder at a price of $.001 per share provided that the last sales price of the Common Stock reported has been at least $0.50 per share on each of the twenty (20) trading days ending on the third business day prior to the date on which notice of the redemption is given and provided that there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrant or if not, the Company may require the Holder to exercise through a cashless exercise as set forth in the Warrant.

The Company intends to use the net proceeds from the Private Placement for general working capital purposes, redemption of certain convertible notes, development of the Company’s proprietary technology, to purchase capital assets, and/or to fund the Company’s on-going business plan.

The foregoing descriptions of the Subscription Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Subscription Agreement and the Form of Warrant, which have been filed as Exhibits 10.1 and 10.2 respectively, to this Current Report and are incorporated herein by reference.

The Units sold pursuant to the Subscription Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Units were issued in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder. Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D and acquired the Units for investment only and not with a present view toward, or for resale in connection with, the public sale or distribution thereof.

Tysadco Partners LLC

On October 23, 2020, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Tysadco Partners LLC, a Delaware limited company (“Tysadco”). Also, on October 23, 2020, the Company executed a Registration Rights Agreement (the “Registration Rights Agreement”) with Tysadco.

Pursuant to the Purchase Agreement, Tysadco committed to purchase, subject to certain restrictions and conditions, up to $10,000,000 worth of the Company's common stock (the “Commitment”), over a period of 24 months from the effectiveness of the registration statement registering the resale of shares purchased by Tysadco pursuant to the Purchase Agreement. The Company has issued 500,000 shares of its common stock to Tysadco as a commitment fee (the “Commitment Shares”).

The Purchase Agreement provides that at any time after the effective date of the Registration Statement, from time to time on any business day selected by the Company (the “Purchase Date”), the Company shall have the right, but not the obligation, to direct Tysadco to buy the lesser of $250,000 in common stock per sale or 200% of the average shares traded for the 10 days prior to the closing request date, at a purchase price of 85% of the of the two lowest individual daily VWAPs during the five (5) trading days commencing on the first trading day following delivery and clearing of the delivered shares, with a minimum request of $25,000. The payment for the shares covered by each request notice will occur on the business day Tysadco receives the trade settlement for the purchased shares.

In addition, Tysadco will not be obligated to purchase shares if Tysadco's total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company's common stock as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the Purchase Agreement unless there is an effective registration statement to cover the resale of the shares.

The Purchase Agreement also contains customary representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. The Purchase Agreement further provides that the Company and Tysadco are each entitled to customary indemnification from the other for, among other things, any losses or liabilities they may suffer as a result of any breach by the other party of any provisions of the Purchase Agreement or Registration Rights Agreement. The Company has the unconditional right, at any time, for any reason and without any payment or liability, to terminate the Purchase Agreement.

Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC within forty-five (45) days after the date of such agreement, to register the resale by Tysadco of the shares of common stock issued or issuable under the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated by reference in this Item 1.01.

The Company issued the Commitment Shares in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration for private placements based in part on the representations made by Tysadco, including the representations with respect to Tysadco’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Tysadco’s investment intent

David Batstone Director Agreement.

On October 8, 2020, the Company entered into a director agreement (the “Director Agreement”) with Mr. David Batstone in connection with his appointment to the board of directors of the Company pursuant to Item 5.02 below. Pursuant to the Director Agreement, Mr. Batstone is entitled to monthly compensation in the amount of $7,500 (the “Monthly Compensation”) as well as $2,500 value in shares of common stock.

In addition, Mr. Batstone received a grant of two million restricted common shares upon execution of the Director Agreement. Mr. Batstone will receive an additional one million shares on each anniversary date of September 1 subject to his continuing to provide services for the Company. Mr. Batstone is also eligible to receive bonuses based on certain milestones as set forth in the Director Agreement which is attached as Exhibit 10.5 to this Current Report and incorporated in this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above and 5.02 below is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

On October 29, 2020, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada, which, among other things, established the designation, powers, rights, privileges, preferences and restrictions of the Series C Preferred Stock (the “Series C Designation”). In connection with the Series C Designation, the Company authorized 1,000,000 shares of its Series C Preferred Stock. Pursuant to the Series C Designation, the Series C Preferred Stock shall not have voting rights. Each share of Series C Preferred Stock is convertible into eighty (80) shares of the Company’s common stock. The holders of the Series C Preferred Stock shall be entitled to receive a non-cumulative dividend of eight (8%) per annum. The holders of the Series C Preferred Stock shall have preference to the common stock and to any preferred stock junior in rank upon liquidation.

The foregoing description of the Series C Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Series C Designation, which is attached as Exhibit 3.1 to this Current Report and incorporated in this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2020 the board of directors of the Company, pursuant to the bylaws of the Company, approved an increase the number of directors of the Company to five directors, and appointed Mr. David Batstone as a director to fill the vacancy created by the increase in the number of directors.

Mr. Batstone currently oversees the Company’s impact investing strategy that aims to power the clean energy economy. Mr. Batstone, age 62, is the co-founder and president of Not For Sale and co-founder and Managing Partner of Just Business that are behind the success of Relocity, Rebbl and other companies that leverage business success to address human trafficking, climate change, and greater access to economic opportunity for all. He is a former investment banker in the technology industry and holds an appointment as Professor of entrepreneurship and innovation at the University of San Francisco School of Management. Mr. Batstone is a catalyst for driving positive change across the world. Working with entrepreneurs and investors to create forward-thinking companies that return dignity to people and planet, he is quietly leading a revolution in the way 21st century business operates. A sought-after speaker and investor to businesses and non-profits alike, he shares his unique model for developing successful enterprises that create opportunity for everyone. His groundbreaking work has earned him numerous awards, most significantly the UN Women for Peace Association named him a 2017 Peace Award winner for his international work toward economic and social empowerment for communities at risk for exploitation. Mr. Batstone has authored five books, is the recipient of two national journalist awards, and was named National Endowment for the Humanities Chair at the University of San Francisco for his work in technology and ethics.

The Board of Directors has concluded that Mr. Batstone is qualified to serve as a director of the Company because of his financial expertise and extensive management experience as the Company proceeds on development of its battery recycling plant which is currently the Company’s primary project.

There have been no transactions since the beginning of the Company's last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Batstone (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Batstone was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series C Preferred Stock
10.1	Form of Subscription Agreement between American Battery Metals Corporation and JB People and Planet Fund, LP.
10.2	Form of Warrant issued to JB People and Planet Fund, LP.
10.3	Purchase Agreement between American Battery Metals Corporation and Tysadco Partners LLC, dated October 23, 2020
10.4	Registration Rights Agreement between American Battery Metals Corporation and Tysadco Partners LLC, dated October 23, 2020
10.5	Director Agreement between the Company and David Batstone.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY METALS CORPORATION

Date: November 3, 2020	/s/ Douglas Cole
Douglas Cole
Chief Executive Officer